Exhibit 99.1

Neiman Marcus Group LTD LLC Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--December 14, 2015--Neiman Marcus Group LTD LLC today reported financial results for its first fiscal quarter ended October 31, 2015. For the first quarter, the Company reported total revenue of $1.16 billion, representing a decrease of 1.8% compared to total revenue of $1.19 billion for the first quarter of fiscal year 2015. During this same period, comparable revenues decreased 5.6% and the Company reported a net loss of $10.5 million compared to net earnings of $0.2 million for the first quarter of fiscal year 2015. Adjusted EBITDA, which is described on page 7 of this release, for the first quarter of fiscal year 2016 was $164.3 million compared to Adjusted EBITDA of $194.3 million for the first quarter of fiscal year 2015.

Other Items. In October 2014, the Company acquired MyTheresa, a luxury retailer headquartered in Munich, Germany. The operations of MyTheresa are primarily conducted through the MyTheresa.com global luxury website.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Monday, December 14, 2015 beginning at 1:30 p.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measure to net earnings (loss), a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	October 31, 2015	November 1, 2014

ASSETS
Current assets:
Cash and cash equivalents	$58,582	$81,577
Merchandise inventories	1,350,377	1,280,752
Deferred income taxes	40,393	37,081
Other current assets	129,401	107,296
Total current assets	1,578,753	1,506,706

Property and equipment, net	1,504,390	1,409,144
Favorable lease commitments, net	1,026,828	1,081,273
Other definite-lived intangible assets, net	505,928	570,254
Tradenames	2,036,894	2,045,452
Goodwill	2,272,571	2,292,626
Other assets	134,493	155,331
Total assets	$9,059,857	$9,060,786

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$323,237	$372,616
Accrued liabilities	468,653	475,299
Current portion of long-term debt	29,426	29,426
Total current liabilities	821,316	877,341

Long-term liabilities:
Asset-based revolving credit facility	340,000	230,000
Long-term debt	4,544,005	4,573,218
Deferred income taxes	1,463,766	1,538,082
Deferred real estate credits	54,761	6,767
Other long-term liabilities	432,475	405,689
Total long-term liabilities	6,835,007	6,753,756

Total member equity	1,403,534	1,429,689
Total liabilities and member equity	$9,059,857	$9,060,786

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Quarter Ended
(in thousands)	October 31, 2015	November 1, 2014

Revenues	$1,164,900	$1,186,492
Cost of goods sold including buying and occupancy costs	736,074	728,394
Selling, general and administrative expenses	285,342	286,317
Income from credit card program	(13,287)	(14,123)
Depreciation expense	55,890	43,508
Amortization of intangible assets	15,353	36,017
Amortization of favorable lease commitments	13,612	13,494
Other expenses	17,098	19,800

Operating earnings	54,818	73,085

Interest expense, net	71,685	72,610

Earnings (loss) before income taxes	(16,867)	475

Income tax expense (benefit)	(6,329)	279

Net earnings (loss)	$(10,538)	$196

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Quarter Ended
(in millions)	October 31, 2015	November 1, 2014

Capital expenditures	$75.0	$56.4

Depreciation expense	$55.9	$43.5
Amortization of intangible assets	$15.4	$36.0
Amortization of favorable
lease commitments	$13.6	$13.5

Rent expense	$28.5	$28.0

Adjusted EBITDA	$164.3	$194.3

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net earnings (loss) as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net earnings (loss) as reflected in the Company’s consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Quarter Ended
(dollars in millions)	October 31, 2015	November 1, 2014

Net earnings (loss)	$(10.5)	$0.2
Income tax expense (benefit)	(6.3)	0.3
Interest expense, net	71.7	72.6
Depreciation expense	55.9	43.5
Amortization of intangible assets and favorable lease commitments	29.0	49.5
EBITDA	$139.7	$166.1

Incremental rent expense	2.7	2.8
Transaction and other costs	2.5	11.0
Non-cash stock-based compensation	2.0	2.1
Expenses related to cyber-attack	0.2	4.3
Expenses incurred in connection with openings of new stores / remodels of existing stores	2.9	3.5
Expenses incurred in connection with strategic initiatives	14.4	2.2
Other expenses	-	2.3
Adjusted EBITDA	$164.3	$194.3

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance